Exhibit 4.2

                          CERTIFICATE OF INCORPORATION
                                       OF
                              EURONET SERVICES INC.

FIRST:     The name of the corporation (the "Corporation") is:

                Euronet Services Inc.

SECOND:    (a)  The address of the registered office of the Corporation in
                Delaware is:

                Corporation Trust Center
                1209 Orange Street
                City of Wilmington, County of New Castle
                Delaware 19801

           (b) The name of the Corporation's registered agent at the address of its registered office is:

                The Corporation Trust Company

THIRD: The purpose of the Corporation is to engage in, promote and carry on any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH:    (a)  The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is Forty
                Million Shares (40,000,000) shares consisting of:

                1. Ten Million (10,000,000) shares of preferred stock, par value one cent ($.01) per share (the "Preferred Stock");

                2. Thirty Million (30,000,000) shares of common stock, with a par value of one cent ($.01) per share ("Common Shares");

           (b) The Board of Directors is hereby expressly authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of the Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of two-thirds (2/3) of the outstanding Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation.

FIFTH: The powers of the Incorporator are to terminate upon the election of the first Board of Directors. The name and address of the Incorporator are as follows:

                Jeffrey B. Newman
                c/o Arent Fox
                1050 Connecticut Avenue, N.W.
                Washington. D.C. 20036-5339

SIXTH: The Corporation shall be managed by the Board of Directors, which shall exercise all powers conferred under the laws of the state of Delaware. The number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors.

           The directors, other than those who may be elected by the holders of any class or series of Preferred Stock, shall be divided into three classes, as nearly equal in number as reasonably possible, with the term of office of the first class to expire at the conclusion of the first annual meeting of stockholders, the term of office of the second class to expire at the conclusion of the annual meeting of stockholders one year thereafter and the term of office of the third class to expire at the conclusion of the annual meeting of stockholders two years thereafter, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified.

           Notwithstanding any contained in this Certificate of Incorporation or the Bylaws of the Corporation to the contrary, the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding shares of stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this Article SIXTH.

SEVENTH: The provisions for the regulation of the internal affairs of the Corporation shall be stated in the Corporations's Bylaws, as they may be amended from time to time. The Board of Directors shall be authorized to adopt, amend or repeal the Bylaws.

EIGHTH: The Corporation shall indemnify each of the individuals who may be indemnified to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as it may be amended from time to time ("Section 145"), (i) in each and every situation where the Corporation is obligated to make such indemnification pursuant to Section 145, and (ii) in each and every situation where, under Section 145, the Corporation is not obligated, but is permitted or empowered, to make such indemnification. The Corporation shall promptly make or cause to be made any determination which Section 145 requires.

NINTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. This provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
           (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
           Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law of the State of Delaware is subsequently amended to further eliminate or limit the liability of the director, then a director of the Corporation, in addition to the circumstances in which a director is not personally liable as set forth in the preceding sentence, shall not be liable to the fullest extent permitted by the amended General Corporation Law of the State of Delaware.

TENTH: The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation.

     By executing this Certificate of Incorporation, I hereby declare and certify that this is my act and deed and the facts stated in this Certificate of Incorporation are true.



Dated:  December 13, 1996           /s/ Jeffrey B. Newman
                                    ---------------------
                                    Jeffrey B. Newman

                            Certificate of Correction
                             Being Filed to Correct
                                Certain Errors in
                        The Certificate of Incorporation
                                       of
                              Euronet Services Inc.

     Euronet Services Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the Corporation), does hereby certify the following:

FIRST:     The name  of  the Corporation is:

                Euronet Services Inc.

SECOND: The Certificate of Incorporation (the Certificate) was filed by the Secretary of State of the State of Delaware on December 13, 1996 and the Certificate requires correction as permitted by Section 103(f) of the General Corporation Law of the State of Delaware.

THIRD:     The Certificate incorrectly stated Article FOURTH(a) as follows:

           FOURTH: (a) The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is Forty Million Shares (40,000,000) shares consisting of:

                        1. Ten Million (10,000,000) shares of preferred stock,
                     par value one cent ($.01) per share (the "Preferred
                     Stock");

                        2. Thirty Million (30,000,000) shares of common stock,
                     with a par value of one cent ($.01) per share ("Common Shares");

           The foregoing Article FOURTH(a) was erroneously stated since the par value of the stock is incorrect.

FOURTH: The inaccuracy of the Certificate is hereby corrected, by deleting the present Article FOURTH(a) and inserting a new Article FOURTH(a) as follows:

           FOURTH: (a) The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is Forty Million Shares (40,000,000) shares consisting of:

                     1. Ten Million (10,000,000) shares of preferred stock, par value two cents ($.02) per share (the "Preferred Stock");

                     2. Thirty Million (30,000,000) shares of common stock, with a par value of two cents ($.02) per share ("Common Shares");

     IN WITNESS WHEREOF, this Certificate of Correction is executed on this 4th day of March, 1997, by the Secretary of the Corporation in accordance with
Section 103(a)(2) of the General Corporation Law of the State of Delaware.



                                    /s/ Jeffrey B. Newman
                                    ------------------------
                                    Jeffrey B. Newman,
                                    Secretary

                                STATE of DELAWARE
                           CERTIFICATE of AMENDMENT of
                          CERTIFICATE of INCORPORATION

      First: That at a meeting of the Board of Directors of Euronet Services Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

     Resolved, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "First" so that, as amended, said Article shall be and read as follows:

     "First: The name of the corporation (the "Corporation") is: Euronet Worldwide, Inc."

      Second: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

      Third: The said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

      Fourth: That the capital of said corporation shall not be reduced under or by reason of said amendment.

                               BY:     /s/ Jeffrey Newman
                                       ----------------------------
                                       (Authorized Officer)

                              NAME:    JEFFREY NEWMAN
                                       ----------------------------
                                       (Type or Print)

                                STATE of DELAWARE

                           CERTIFICATE of AMENDMENT of

                          CERTIFICATE of INCORPORATION

      First: That at a meeting of the Board of Directors of Euronet Worldwide, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

     Resolved, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FOURTH" so that, as amended, said Article shall be and read as follows:

     "FOURTH: (a) The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is Seventy Million (70,000,000) shares, consisting of:

     1. Ten Million (10,000,000) shares of preferred stock, par value two cents ($0.02) per share ("Preferred Stock");

     2. Sixty Million (60,000,000) shares of common stock, par value two cents ($0.02) per share ("Common Stock")."

      Second: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

      Third: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

                                   Page 1 to 2

      Fourth: That the capital of said corporation shall not be reduced under or by reason of said amendment.


                               BY:       /s/ Michael J. Brown
                                      -----------------------------
                                      (Authorized Officer)

                               NAME:     MICHAEL J. BROWN
                                      -----------------------------
                                      (Type or Print)

Attested to BY:  /s/ Jeffrey B. Newman
                --------------------------
                (Corporate Secretary)

NAME:   JEFFREY B. NEWMAN
      ------------------------
         (Type or print)
                                   Page 2 of 2

                                STATE of DELAWARE
                            CERTIFICATE of CORRECTION
                                FILED TO CORRECT
                      A CERTAIN ERROR IN THE CERTIFICATE OF
                  AMENDMENT OF CERTIFICATE OF INCORPORATION OF
                             EURONET WORLDWIDE, INC.
                  FILED IN THE OFFICE OF THE SECRETARY OF STATE
                        OF DELAWARE ON DECEMBER 11, 2001

Euronet Worldwide, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     1.   The name of the corporation is Euronet Worldwide, Inc.

     2. That a Certificate of Amendment of Certificate of Incorporation was filed by the Secretary of State of Delaware on December 11, 2001, and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

     3. The inaccuracy or defect of said Certificate to be corrected is as follows: The Certificate states it is an amendment to Article "FOURTH"; however, it should state it is an amendment to Article "FOURTH (a)".

     4. Article First of the Certificate of Amendment is corrected to read as follows:

          First: That at a meeting of the Board of Directors of Euronet Worldwide, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

          Resolved, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof number "FOURTH (a)" so that, as amended, said Article shall be and read as follows:

          "FOURTH: (a) The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is Seventy Million (70,000,000) shares, consisting of:

          1. Ten Million (10,000,000) shares of preferred stock, par value two cents ($0.02) per share ("Preferred Stock");

          2. Sixty Million (60,000,000) shares of common stock, par value two cents ($0.02) per share ("Common Stock")."

     5.   The remainder of the Article shall be in full force and effect.

In Witness Whereof, said Euronet Worldwide, Inc. has caused this Certificate to be signed by Jeffrey B. Newman, an authorized officer, this 8th day of February, 2002.

                               By:       /s/ Jeffrey B. Newman
                                        -----------------------------
                                        (Authorized Officer)

                               Name:  Jeffrey B. Newman
                               Title: Executive Vice President

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                             EURONET WORLDWIDE, INC.

Euronet Worldwide, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation") hereby certifies as follows:

FIRST: That on March 8, 2006, the directors of the Corporation adopted a resolution setting forth a proposed amendment to the Certificate of Incorporation of the Corporation declaring the advisability thereof, and calling for consideration of the proposed amendment by the Corporation's stockholders. The resolution setting forth the proposed amendment is as follows:

     NOW THEREFORE BE IT RESOLVED, that Article FOURTH (a) of the Certificate of Incorporation, as amended, shall be amended to read as follows:

     FOURTH: (a) The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is One Hundred Million (100,000,000) shares, consisting of:

          1. Ten Million (10,000,000) shares of preferred stock, par value two cents ($0.02) per share ("Preferred Stock");

          2. Ninety Million (90,000,000) shares of common stock, par value two cents ($0.02) per share ("Common Stock").

SECOND:  That  thereafter,   at  the  Annual  Meeting  of  stockholders  of  the
Corporation held on May 18, 2006, the stockholders adopted a resolution approving the foregoing amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of
Section 242 of the Delaware General Corporation Law.


     IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its authorized officer this 29th day of June, 2006.

                                    EURONET WORLDWIDE, INC.

                                    By: /s/ Jeffrey B. Newman
                                        ----------------------
                                    Jeffrey B. Newman
                                    Executive Vice President,
                                    General Counsel and Secretary